Exhibit 32.02

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Frederick Lwee, Principal Financial Officer of BioForm Medical, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i)	the Quarterly Report on Form 10-Q for the period ended September 30, 2009 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: NOVEMBER 12, 2009	By:	/s/ FREDERICK LWEE
FREDERICK LWEE
Principal Financial Officer